                                                                                                    Exhibit 16

PricewaterhouseCoopers LLP
One North Wacker
Chicago, IL  60606
Telephone (313)298 2000
Facsimile (312)298 2001

May 25, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated May 19, 2004, of the Modine 401k Retirement Plan for Hourly Employees to be filed with the Securities and Exchange Commission and we are in agreement with the statements contained therein.

Sincerely yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cc:    David B. Spiewak
         Treasurer
         Modine Manufacturing Company